                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 19, 2006

                         SYNOVA HEALTHCARE GROUP, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                     000-51492                  91-1951171
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


              1400 N. Providence Road, Suite 6010, Media, PA 19063
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (610) 565-7080

               --------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): |_| Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

         In October 2005, Synova Healthcare Group, Inc. (the "Company") commenced a private placement (the "Offering") of its common stock, $.001 par value per share (the "Common Stock"), and immediately exercisable five-year warrants to purchase Common Stock at an exercise price of $3.00 per share, subject to adjustment (the "Warrants"). The Common Stock and Warrants were sold in units ("Units") consisting of 25,000 shares of Common Stock and 12,500 Warrants at a purchase price of $50,000 per Unit. The Company is offering to sell up to 140 Units in the Offering. To date, the Company has sold 896,000 shares of Common Stock and 448,000 Warrants in this Offering in a number of separate transactions, representing an aggregate purchase price of $1,787,000. The Company has agreed to pay the placement agents for the Offering a commission equal to 7% of the gross purchase price for the Units and a four-year option to purchase up to 7% of the Units sold in the Offering at an exercise price of $50,000 per Unit. In addition, the Company agreed to reimburse the placement agents for all of their out-of-pocket expenses incurred in connection with the Offering, subject to the Company's prior written approval of any such expenses that may be greater than $500.

         The exercise price of each Warrant is subject to adjustment in the event of any subdivision or combination of the Common Stock or any distribution by the Company of a stock dividend or assets (other than cash dividends payable out of retained earnings) to holders of Common Stock. Once a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the resale of shares of Common Stock underlying the Warrants has been filed by the Company and declared effective, the Company may call the Warrants for redemption if the average trading price and average trading volume of the Common Stock for 20 consecutive trading days exceed certain stated thresholds. After issuing such call, if the holders of the Warrants fail to exercise them in a timely manner, the Company has the right to repurchase them for an amount equal to $.01 per Warrant.

         Offers and sales of securities offered and sold, or to be offered and sold, in the Offering were effected without registration under the Securities Act, in reliance upon the exemption provided by Rule 506 and Section 4(2) thereunder (the "U.S. Transactions"), and outside the jurisdiction of the United States in reliance upon Regulation S promulgated thereunder (the "Foreign Transactions"). The Company believes that the U.S. Transactions were exempt from registration under Section 4(2) of the Securities Act because the subject securities were sold to a limited group of persons, each of whom was believed to have been (i) either an accredited investor or a sophisticated investor at the time of the sale and had a pre-existing business or personal relationship with us, our management or the placement agent, and (ii) purchasing the Units for investment without a view to resale or further distribution. Restrictive legends stating that the securities may not be offered and sold in the United States absent registration under the Securities Act or an applicable exemption therefrom were placed on certificates evidencing the Common Stock and Warrants and/or agreements relating to the right to purchase the Units. We believe no form of general solicitation or general advertising was made in connection with the offer or sale of these securities. Sales to investors in the Offering pursuant to Rule 506 and Section 4(2) concluded on January 19, 2006.

         The Company believes that the Foreign Transactions were exempt from registration under the Securities Act because the subject securities were sold to persons believed not to have been "U.S. Persons" as defined in Regulation S, and in compliance with the other terms and conditions of Regulation S. Restrictive legends were placed on certificates evidencing the Common Stock and/or agreements relating to the right to purchase such shares. We believe no form of directed selling efforts, as defined in Regulation S, was used in the offer or sale of these securities. The Company continues to offer and sell securities in the Offering to investors who are not U.S. Persons in compliance with Regulation S.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          SYNOVA HEALTHCARE GROUP, INC.



Date:  January 24, 2006                   By:      /s/ Stephen E. King
                                              ----------------------------------
                                                 Name:  Stephen E. King
                                                 Title: Chief Executive Officer